Exhibit 99.1

MidCap Financial Investment Corporation

Reports Financial Results for the Quarter Ended March 31, 2026

Results for the Quarter Ended March 31, 2026, and Other Recent Highlights:

•	Net investment income per share for the quarter was $0.38, compared to $0.39 for the quarter ended December 31, 2025

•

Net asset value (“NAV”) per share as of the end of the quarter was $13.82, compared to $14.18 as of December 31, 2025, representing a 2.5% decrease. The decline was driven by a net loss on the portfolio, primarily reflecting the impact of broader credit spread widening and credit weakness on certain positions partially offset by the accretive impact of stock buybacks below NAV and net investment income in excess of the dividend

•	New investment commitments made during the quarter totaled $50 million(1)

•	Gross fundings, excluding revolver fundings,(2) totaled $68 million for the quarter

•	Net repayments, including revolvers(2) totaled $142 million for the quarter, including a $22 million repayment from Merx reducing the position to 2.7% of the total portfolio, as of quarter-end

•	Net leverage(3) was 1.55x as of March 31, 2026

•

Repurchased 7,084,020 shares of common stock at a weighted average price per share of $10.73, inclusive of commissions, for an aggregate cost of $76.0 million during the quarter, generating $0.24 per share of NAV accretion

•

From April 1, 2026, through April 13, 2026, the Company (as defined below) repurchased 2,755,221 shares of common stock at a weighted average price per share of $11.58, inclusive of commissions, for a total cost of $31.9 million, which fully utilized the existing capacity under the share repurchase program

•	On May 5, 2026, the Company’s Board of Directors (the “Board”) declared a dividend of $0.31 per share payable on June 25, 2026, to stockholders of record as of June 9, 2026(4)

New York, NY — May 6, 2026 — MidCap Financial Investment Corporation (NASDAQ: MFIC) or the “Company,” today announced financial results for the quarter ended March 31, 2026. The Company’s net investment income was $0.38 per share for the quarter ended March 31, 2026, compared to $0.39 per share for the quarter ended December 31, 2025. The Company’s NAV was $13.82 per share as of March 31, 2026, compared to $14.18 as of December 31, 2025.

On May 5, 2026, the Board declared a quarterly dividend of $0.31 per share payable on June 25, 2026, to stockholders of record as of June 9, 2026.

Commenting on the Company’s results for the first quarter of 2026, Mr. Tanner Powell, Chief Executive Officer, stated, “As discussed last quarter, given the size of the stock’s discount to NAV, we prioritized allocating capital toward stock repurchases rather than deploying capital into new investments during the quarter. While NAV per share declined due to portfolio losses, the impact was partially offset by the accretive impact of stock buybacks executed below NAV and net investment income in excess of the dividend. Our net loss for the quarter was driven by a combination of unrealized valuation adjustments reflecting broader credit spread widening, as well as credit weakness in certain positions. We believe that the Company’s fee structure is one of the most attractive fee structures among listed BDCs that is meaningfully aligned with stockholders and helps mitigate the impact of losses.”

(1)	Commitments made for the direct origination portfolio.
(2)

During the quarter ended March 31, 2026, direct origination revolver fundings totaled $33 million, direct origination revolver repayments totaled $32 million and Merx Aviation Finance, LLC repaid $22.0 million.

(3)

The Company’s net leverage ratio is defined as debt outstanding plus payable for investments purchased, less receivable for investments sold, less cash and cash equivalents, less foreign currencies, divided by net assets.

(4)	There can be no assurances that the Board will continue to declare a base dividend of $0.31 per share.

FINANCIAL HIGHLIGHTS

	$		$		$		$		$
($ in billions, except per share data)	March 31, 2026		December 31, 2025		September 30, 2025		June 30, 2025		March 31, 2025
Total assets		$3.07		$3.32		$3.31		$3.46		$3.36
Investment portfolio (fair value)		$2.97		$3.17		$3.18		$3.33		$3.19
Debt outstanding		$1.87		$2.00		$1.92		$2.05		$1.94
Net assets		$1.18		$1.31		$1.37		$1.38		$1.39
Net asset value per share		$13.82		$14.18		$14.66		$14.75		$14.93
Debt-to-equity ratio		1.59 x		1.53 x		1.40 x		1.49 x		1.39 x
Net leverage ratio (1)		1.55 x		1.45 x		1.35 x		1.44 x		1.31 x

(1)

The Company’s net leverage ratio is defined as debt outstanding plus payable for investments purchased, less receivable for investments sold, less cash and cash equivalents, less foreign currencies, divided by net assets.

PORTFOLIO AND INVESTMENT ACTIVITY

	$		$
	Three Months Ended March 31,
(in millions)*	2026		2025
Investments made in portfolio companies		$102.5		$391.9
Investments sold		(24.0)		(43.9)

Net activity before repaid investments		78.5		348.0
Investments repaid		(220.1)		(177.6)

Net investment activity		$(141.7)		$170.4

Portfolio companies, at beginning of period		247		233
Number of investments in new portfolio companies		2		20
Number of exited companies		(13)		(13)

Portfolio companies at end of period		236		240

Number of investments in existing portfolio companies		83		78

*	Totals may not foot due to rounding.

OPERATING RESULTS

	$		$
	Three Months Ended March 31,
(in millions)*	2026		2025
Net investment income		$34.3		$34.3

Net realized and change in unrealized gains (losses)		(61.1)		(4.0)

Net increase (decrease) in net assets resulting from operations		$(26.9)		$30.3

(per share)* (1)
Net investment income on per average share basis		$0.38		$0.37

Net realized and change in unrealized gain (loss) per share		(0.67)		(0.05)

Earnings per share — basic		$(0.30)		$0.32

*	Totals may not foot due to rounding.
(1)	Based on the weighted average number of shares outstanding for the period presented.

SHARE REPURCHASE PROGRAM*

During the three months ended March 31, 2026, the Company repurchased 7,084,020 shares at a weighted average price per share of $10.73, inclusive of commissions, for a total cost of $76.0 million. This represents a discount of approximately 23% of the average net asset value per share for the three months ended March 31, 2026.

From April 1, 2026, through April 13, 2026, the Company repurchased 2,755,221 shares of common stock at a weighted average price per share of $11.58, inclusive of commissions, for a total cost of $31.9 million which fully utilized the existing capacity under the share repurchase program.

Since the inception of the share repurchase program in August 2015 and through May 6, 2026, the Company has approved seven stock repurchase plans, and repurchased 27.0 million shares of common stock for a total cost of $375.0 million, inclusive of commissions.

*	Share figures have been adjusted for the 1-for-3 reverse stock split which was completed after market close on November 30, 2018.

LIQUIDITY

As of March 31, 2026, the Company’s outstanding debt obligations, excluding deferred financing cost and debt discount of $5.6 million, totaled $1.9 billion, which was comprised of $125 million of Senior Unsecured Notes, which will mature on July 16, 2026, $80 million of Senior Unsecured Notes, which will mature on December 15, 2028, $456 million outstanding secured debt in MFIC Bethesda CLO 1 LLC, $399 million outstanding secured debt in MFIC Bethesda CLO 2 LLC, and $816 million outstanding under the Company’s senior secured, multi-currency, revolving credit facility (the “Facility” and as amended, the “Amended Senior Secured Facility”). As of March 31, 2026, no standby letters of credit were issued through the Facility. The available remaining capacity under the Facility was $794 million as of March 31, 2026, which is subject to compliance with a borrowing base that applies different advance rates to different types of assets in the Company’s portfolio.

Borrowings under the Amended Senior Secured Facility (and the incurrence of certain other permitted debt) continue to be subject to compliance with a borrowing base that applies different advance rates to different types of assets in the Company’s portfolio. The advance rate applicable to any specific type of asset in the Company’s portfolio depends on the relevant asset coverage ratio as of the date of determination. Borrowings under the Amended Senior Secured Facility continue to be subject to the leverage restrictions contained in the Investment Company Act of 1940, as amended (the “1940 Act”). Terms used in this disclosure have the meanings set forth in the Amended Senior Secured Facility.

CONFERENCE CALL / WEBCAST AT 8:30 AM EDT ON MAY 7, 2026

The Company will host a conference call on Thursday, May 7, 2026, at 8:30 a.m. Eastern Time. All interested parties are welcome to participate in the conference call by dialing (800) 343-4849 approximately 5-10 minutes prior to the call; international callers should dial (203) 518-9848. Participants should reference either MidCap Financial Investment Corporation Earnings or Conference ID: MFIC0507 when prompted. A simultaneous webcast of the conference call will be available to the public on a listen-only basis and can be accessed through the Events Calendar in the Shareholders section of our website at www.midcapfinancialic.com. Following the call, you may access a replay of the event either telephonically or via audio webcast. The telephonic replay will be available approximately two hours after the live call and through May 28, 2026, by dialing (800) 839-9815; international callers should dial (402) 220-2190. A replay of the audio webcast will also be available later that same day. To access the audio webcast please visit the Events Calendar in the Shareholders section of our website at www.midcapfinancialic.com.

SUPPLEMENTAL INFORMATION

The Company provides a supplemental information package to offer more transparency into its financial results and make its reporting more informative and easier to follow. The supplemental package is available in the Shareholders section of the Company’s website under Presentations at www.midcapfinancialic.com.

Our portfolio composition and weighted average yields as of March 31, 2026, December 31, 2025, September 30, 2025, June 30, 2025 and March 31, 2025 were as follows:

	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025
Portfolio composition, at fair value:
First lien secured debt	95%	95%	95%	93%	93%
Second lien secured debt	0%	0%	0%	0%	0%

Total secured debt	95%	95%	95%	93%	93%
Unsecured debt	0%	0%	0%	0%	0%
Structured products and other	0%	0%	1%	1%	1%
Preferred equity	1%	1%	1%	1%	1%
Common equity/interests and warrants	4%	4%	3%	5%	5%
Weighted average yields, at amortized cost (1):
First lien secured debt (2)	9.5%	9.7%	10.2%	10.4%	10.5%
Second lien secured debt (2)	0.0%	13.0%	13.5%	13.7%	13.8%
Total secured debt (2)	9.5%	9.7%	10.2%	10.4%	10.5%
Unsecured debt portfolio (2)	11.1%	11.1%	11.1%	9.5%	9.5%
Total debt portfolio (2)	9.5%	9.7%	10.2%	10.4%	10.5%
Total portfolio (3)	8.3%	8.6%	9.0%	9.2%	9.4%
Interest rate type, at fair value (4):
Fixed rate amount	$0.0 billion	$0.0 billion	$0.0 billion	$0.0 billion	$0.0 billion
Floating rate amount	$2.7 billion	$2.9 billion	$2.9 billion	$3.0 billion	$2.9 billion
Fixed rate, as percentage of total	0%	0%	0%	1%	1%
Floating rate, as percentage of total	100%	100%	100%	99%	99%
Interest rate type, at amortized cost (4):
Fixed rate amount	$0.0 billion	$0.0 billion	$0.0 billion	$0.0 billion	$0.0 billion
Floating rate amount	$2.8 billion	$2.9 billion	$2.9 billion	$3.0 billion	$2.9 billion
Fixed rate, as percentage of total	0%	0%	0%	1%	1%
Floating rate, as percentage of total	100%	100%	100%	99%	99%

(1)	An investor’s yield may be lower than the portfolio yield due to sales loads and other expenses.
(2)	Exclusive of investments on non-accrual status.
(3)	Inclusive of all income generating investments, non-income generating investments and investments on non-accrual status.
(4)	The interest rate type information is calculated using the Company’s corporate debt portfolio and excludes aviation and investments on non-accrual status.

MIDCAP FINANCIAL INVESTMENT CORPORATION

CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES

(In thousands, except share and per share data)

	March 31, 2026	December 31, 2025
	(Unaudited)
Assets
Investments at fair value:
Non-controlled/non-affiliated investments (cost — $2,830,189 and $2,955,713, respectively)	$2,654,656	$2,819,511
Non-controlled/affiliated investments (cost — $181,645 and $176,978, respectively)	105,180	107,111
Controlled investments (cost — $201,373 and $224,619, respectively)	211,651	241,216
Cash and cash equivalents	42,626	98,184
Foreign currencies (cost — $101 and $1,286, respectively)	63	1,264
Receivable for investments sold	6,831	6,253
Interest receivable	23,426	23,678
Dividends receivable	459	630
Deferred financing costs	22,401	23,626
Unrealized appreciation on foreign currency forward contracts	799	—
Prepaid expenses and other assets	1,780	2,171

Total Assets	$3,069,872	$3,323,644

Liabilities
Debt (net of deferred financing costs and unamortized original discount of $5,612 and $5,838, respectively)	$1,870,388	$1,995,210
Payable for investments purchased	211	558
Shares Repurchase Payable	4,082	—
Management fees payable	5,641	6,034
Interest payable	10,729	12,867
Accrued administrative services expense	409	228
Other liabilities and accrued expenses	2,152	1,486
Total Liabilities	$1,893,612	$2,016,383

Commitments and contingencies (Note 8)

Net Assets	$1,176,260	$1,307,261

Net Assets
Common stock, $0.001 par value (130,000,000 shares authorized; 85,127,849 and 92,211,869 shares issued and outstanding, respectively)	$85	$92
Capital in excess of par value	2,576,962	2,652,891
Accumulated under-distributed (over-distributed) earnings	(1,400,787)	(1,345,722)

Net Assets	$1,176,260	$1,307,261

Net Asset Value Per Share	$13.82	$14.18

MIDCAP FINANCIAL INVESTMENT CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Three Months Ended March 31,
	2026	2025
Investment Income
Non-controlled/non-affiliated investments:
Interest income (excluding Payment-in-kind (“PIK”) interest income)	$64,063	$69,302
Dividend income	58	—
PIK interest income	3,373	3,170
Other income	574	324
Non-controlled/affiliated investments:
Interest income (excluding PIK interest income)	912	1,229
Dividend income	252	240
PIK interest income	—	351
Controlled investments:
Interest income (excluding PIK interest income)	2,595	4,072
Other income	—	10

Total Investment Income	$71,827	$78,698

Expenses
Management fees	$5,641	$6,061
Performance-based incentive fees	—	6,433
Interest and other debt expenses	28,479	30,464
Administrative services expense	1,441	1,016
Other general and administrative expenses	2,059	1,248

Total expenses	37,620	45,222

Expense reimbursements	(62)	(806)

Net Expenses	$37,558	$44,416

Net Investment Income	$34,269	$34,282

Net Realized and Change in Unrealized Gains (Losses)
Net realized gains (losses):
Non-controlled/non-affiliated investments	$(9,300)	$3,588
Non-controlled/affiliated investments	(67)	(188)
Foreign currency forward contracts	904	—
Foreign currency transactions	(3,952)	(313)

Net realized gains (losses)	(12,415)	3,087

Net change in unrealized gains (losses):
Non-controlled/non-affiliated investments	(39,872)	(6,088)
Non-controlled/affiliated investments	(6,599)	(1,509)
Controlled investments	(6,319)	1,348
Foreign currency forward contracts	799	24
Foreign currency translations	3,266	(814)

Net change in unrealized gains (losses)	(48,725)	(7,039)

Net Realized and Change in Unrealized Gains (Losses)	$(61,140)	$(3,952)

Net Increase (Decrease) in Net Assets Resulting from Operations	$(26,871)	$30,330

Earnings (Loss) Per Share — Basic	$(0.30)	$0.32

Important Information

Investors are advised to carefully consider the investment objective, risks, charges and expenses of the Company before investing. The Company’s filings with the Securities and Exchange Commission (“SEC”), including annual reports on Form 10-K and quarterly reports on Form 10-Q, contain this and other information about the Company and should be read carefully before investing. You may obtain these documents for free by visiting EDGAR on the SEC website at www.sec.gov.

The information in this announcement is not complete and may be changed. This communication shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Past performance is not indicative of, or a guarantee of, future performance. The performance and certain other portfolio information quoted herein represents information as of dates noted herein. Nothing herein shall be relied upon as a representation as to the future performance or portfolio holdings of the Company. Investment return and principal value of an investment will fluctuate, and shares, when sold, may be worth more or less than their original cost. The Company’s performance is subject to change since the end of the period noted in this report and may be lower or higher than the performance data shown herein.

About MidCap Financial Investment Corporation

MidCap Financial Investment Corporation (NASDAQ: MFIC) is a closed-end, externally managed, diversified management investment company that has elected to be treated as a business development company under the 1940 Act. For tax purposes, the Company has elected to be treated as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended. The Company is externally managed by Apollo Investment Management, L.P., an affiliate of Apollo Global Management, Inc. and its consolidated subsidiaries, a high-growth global alternative asset manager. The Company’s investment objective is to generate current income and, to a lesser extent, long-term capital appreciation. The Company primarily invests in directly originated and privately negotiated first lien senior secured loans to privately held U.S. middle-market companies, which the Company generally defines as companies with less than $75 million in earnings before interest, taxes, depreciation and amortization, as may be adjusted for market disruptions, mergers and acquisitions-related charges and synergies, and other items. To a lesser extent, the Company may invest in other types of securities including, first lien unitranche, second lien senior secured, unsecured, subordinated, and mezzanine loans, and equities in both private and public middle market companies. For more information, please visit www.midcapfinancialic.com

Forward-Looking Statements

Some of the statements in this press release constitute forward-looking statements because they relate to future events, future performance or financial condition. The forward-looking statements may include statements as to: future operating results of MFIC and distribution projections; business prospects of MFIC, and the prospects of its portfolio companies, if applicable; and the impact of the investments that MFIC expects to make. In addition, words such as “anticipate,” “believe,” “expect,” “seek,” “plan,” “should,” “estimate,” “project” and “intend” indicate forward-looking statements, although not all forward-looking statements include these words. The forward-looking statements contained in this press release involve risks and uncertainties. Certain factors could cause actual results and conditions to differ materially from those projected, including the uncertainties associated with: future changes in laws or regulations (including the interpretation of these laws and regulations by regulatory authorities); changes in general economic conditions, including the impact of supply chain disruptions, tariffs and trade disputes with other countries, or changes in financial markets, and the risk of recession; changes in the interest rate environment and levels of general interest rates and the impact of inflation; the return on equity; the yield on investments; the ability to borrow to finance assets; new strategic initiatives; the ability to reposition the investment portfolio; the market outlook; future investment activity; and risks associated with changes in business conditions and the general economy. MFIC has based the forward-looking statements included in this press release on information available to it on the date hereof, and assumes no obligation to update any such forward-looking statements. Although MFIC undertakes no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, you are advised to consult any additional disclosures that they may make directly to you or through reports that MFIC in the future may file with the SEC, including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K.

Contact

Elizabeth Besen

Investor Relations Manager

MidCap Financial Investment Corporation

212.822.0625

ebesen@apollo.com